Core Scientific Plans Expansion to 1.5 Gigawatts of Gross Power at Muskogee, Oklahoma Campus AUSTIN, Texas, May 6, 2026 – Core Scientific, Inc. (Nasdaq: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for high-density colocation (“HDC”), today announced a multi-tiered strategy to scale its Muskogee, Oklahoma campus to approximately 1.5 gigawatt (“GW”) of gross power, or approximately 1.0 GW of leasable power. As part of this strategy, Core Scientific has entered into an agreement to acquire Polaris DS LLC, which has contracted 440 megawatts (“MW”) of gross power under an energy agreement with Oklahoma Gas & Electric and is actively being utilized. The transaction, subject to customary regulatory approvals and closing conditions, is expected to be funded using existing liquidity and close in the third quarter of 2026. The acquisition is expected to meaningfully accelerate the Company’s timeline for delivering significant new capacity for future customers in Muskogee, and construction has already begun on a second, unleased 82.5 MW building, with initial delivery expected in the fourth quarter of 2027. In addition, Core Scientific has load studies underway to expand its grid-connected capacity, which are expected to be completed this year. The Company has also developed a plan utilizing a scalable behind-the-meter solution. To support this planned expansion, Core Scientific has secured approximately 250 acres of land. “Our multi-tiered approach in Muskogee demonstrates how we can combine acquisitions, development expertise, and innovative power solutions to unlock gigawatt- scale capacity,” said Adam Sullivan, Chief Executive Officer of Core Scientific. “As our second expansion applying this approach, we are demonstrating the scalability of our model while growing a strategically important campus to support a broad range of high- density compute deployments.” "Core Scientific’s expansion shows what’s possible when strong partnerships and business-friendly policy come together," said Governor Stitt. "By advancing behind-the- meter legislation to strengthen the energy advantage that we already have in Oklahoma, we’ve created new opportunities for companies to scale their operations, create jobs and invest in our future. Core Scientific’s continued investment and workforce expansion in our state show its long-term commitment to Oklahoma’s economic success.”

-more- In Muskogee, the Company’s current leased 70 MW building designed to support the Nvidia GB300 platform is progressing through final testing as well as commissioning and is on track for a second quarter 2026 delivery to its customer. About Core Scientific, Inc. Core Scientific is a leader in designing, building and operating large scale, purpose-built data centers for high-density colocation (“HDC”) services. Core Scientific operates facilities for high-density colocation services serving artificial intelligence-related (“AI”) workloads and is a premier provider of digital infrastructure, software solutions and services to its third-party customers. The majority of the Company's revenue is derived from high-density colocation services, with the remainder derived from earning digital assets for the Company's own account and from digital asset mining hosting services. The Company is in the process of repurposing its remaining mining facilities to support its high-density colocation services business as circumstances allow. Core Scientific's facilities are located in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (3). To learn more, visit www.corescientific.com. Special Note Regarding Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward- looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, successfully complete construction of its data centers, source sufficient electrical energy, necessary long lead infrastructure components, supplies and equipment, the advantages and expected growth of the Company, the Company’s ability to source and retain talent, and our ability to source and consummate acquisitions of entities holding suitable land and power. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks,

-end- assumptions and uncertainties include those described in Part I. Item 1A. — “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Please follow us on: https://www.linkedin.com/company/corescientific/ https://twitter.com/core_scientific https://www.youtube.com/@Core_Scientific Investors: ir@corescientific.com Media: press@corescientific.com